As filed with the Securities and Exchange Commission on August 9, 1996
                                                             Reg. No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                     FIRST MERCHANTS ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                    36-3759045
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               570 Lake Cook Road
                                   Suite 126
                           Deerfield, Illinois  60015
             (Address and Zip Code of Principal Executive Offices)
                                  -----------
                     FIRST MERCHANTS ACCEPTANCE CORPORATION
                           1994 Equity Incentive Plan
                            (Full Title of the Plan)
                                  -----------
                                Mitchell C. Kahn
                     President and Chief Executive Officer
                     First Merchants Acceptance Corporation
                         570 Lake Cook Road, Suite 126
                           Deerfield, Illinois  60015
                                 (847) 948-9300
     (Name, Address, and Telephone Number, Including Area Code, of Agent
                                  For Service)
                                  -----------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                AMOUNT              PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES             TO BE              OFFERING PRICE PER        AGGREGATE OFFERING            AMOUNT OF
 TO BE REGISTERED             REGISTERED                 SHARE (1)                PRICE (1)             REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share                       450,000 shares                 $15.875                $7,143,750                  $2,464
========================================================================================================================

(1) Calculated pursuant to Rules 457(h)(1) and Rule 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the Nasdaq Stock Market on August 2, 1996. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.



Page 1 of 19 pages  Exhibit Index at sequentially numbered page 9

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by First Merchants Acceptance Corporation (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

    (a) The Company's Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Commission on March 27, 1996.

    (b) The Company's Annual Report on Form 10-K under the Exchange Act for the year ended December 31, 1995, filed with the Commission on April 1, 1996 ("1995 10-K").

    (c) The Company's Quarterly Report on Form 10-Q under the Exchange Act for the quarter ended March 31, 1996, filed with the Commission on May 15, 1996 ("First Quarter 10-Q").

    (d) The Company's Current Report on Form 8-K under the Exchange Act, filed with the Commission on July 11, 1996.

    (e) The description of the Company's common stock, par value $.01 per share ("Common Stock"), under the caption "Description of Capital Stock" on pages 52 to 55 of the final prospectus dated October 3, 1995 forming a part of the Company's Registration Statement on Form S-1 (Reg. No. 33-96310) under the Securities Act of 1933, as amended (the "Securities Act"), declared effective by the Commission on October 2, 1995.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
                         ______________________________

    The consolidated financial statements incorporated by reference in this Registration Statement from the Company's 1995 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4:  DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Bylaws of the Company provide that directors and officers shall be indemnified as described above in this paragraph to the fullest extent permitted by the DGCL; provided, however, that any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person shall be indemnified only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.


ITEM 8:  EXHIBITS
      4.1         Restated Certificate of Incorporation of the Company (Exhibit
                  3.1 to the Company's Registration Statement on Form S-1 (File No. 33-81070))*/

      4.2 Amended and Restated By-Laws of the Company (Exhibit 3.2 to the Company's 1995 10-K)*/

      4.3         Specimen Certificate of the Company's Common Stock (Exhibit
                  4.1 to the Company's Registration Statement on Form S-1 (File No. 33-81070))*/

      4.4 Indenture dated January 1, 1995 between the Company and LaSalle National Bank, as trustee, including the form of note (Exhibit 4.2 to the Company's Form 10-K, filed with the Commission on August 29, 1995)*/

      4.5 Indenture dated November 17, 1995 among the Company, First Merchants Auto Receivables Corporation and Harris Trust and Savings Bank, as Trustee, including the form of note (Exhibit 3 to the Company's Form 8-K, filed with the Commission on November 21, 1995)*/

      4.6 Pooling and Servicing Agreement dated March 1, 1996 among the Company, as servicer, First Merchants Auto Receivables Corporation II, as depositor, and Harris Trust and Savings Bank, as Trustee and backup servicer (Exhibit 4 to the Company's Form 8-K, filed with the Commission on March 27,
                  1996)*/

      4.7 Pooling and Servicing Agreement dated as of June 1, 1996 among the Company, as servicer, First Merchants Auto Receivables Corporation II, as depositor, and Harris Trust and Savings Bank, as Trustee and backup servicer (Exhibit 4 to the Company's Form 8-K, filed with the Commission on July 11, 1996)*/

      5.1         Opinion of Sonnenschein Nath & Rosenthal

      23.1        Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                  5.1)

      23.2        Consent of Deloitte & Touche LLP

      24.1        Powers of Attorney

- -----------------------
*/       Incorporated by reference.


ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)      Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on August 8, 1996.

                                        FIRST MERCHANTS ACCEPTANCE CORPORATION

                                        By:      /s/ Mitchell C. Kahn
                                            ----------------------------------
                                                Mitchell C. Kahn
                                                President and Chief Executive
                                                        Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                       Title                            Date
           ---------                       -----                            ----
    /s/ Mitchell C. Kahn       President, Chief Executive Officer       August 8, 1996
   -----------------------     and Director (Principal Executive
   Mitchell C. Kahn            Officer)

    /s/ Thomas R. Ehmann       Vice President and Chief Financial       August 8, 1996
   -----------------------     Officer, Assistant Secretary
   Thomas R. Ehmann            (Principal Financial Officer and
                               Principal Accounting Officer)

            *                  Director                                 August 8, 1996
   -----------------------
   Thomas A. Hiatt

            *                  Director                                 August 8, 1996
   -----------------------
   William N. Plamondon

            *                  Director                                 August 8, 1996
   -----------------------
   Marcy H. Shockey

            *                  Director                                 August 8, 1996
   -----------------------
   Richard J. Uhl

            *                  Director                                 August 8, 1996
   -----------------------
   Solomon A. Weisgal

            *                  Director                                 August 8, 1996
   -----------------------
   Stowe W. Wyant

*/  By:   /s/ Mitchell C. Kahn
       ------------------------------
           (Mitchell C. Kahn,
            Attorney-in-Fact)

                               INDEX TO EXHIBITS

      Exhibit                                                                                    Sequentially
       Number                               Description of Exhibit                               Numbered Page
       ------                               ----------------------                               -------------
        4.1          Restated Certificate of Incorporation of the Company (Exhibit 3.1
                     to the Company's Registration Statement on Form S-1 (File No. 33-
                     81070))*/

        4.2          Amended and Restated By-Laws of the Company (Exhibit 3.2 to the
                     Company's 1995 10-K)*/

        4.3          Specimen Certificate of the Company's Common Stock (Exhibit 4.1
                     to the Company's Registration Statement on Form S-1 (File No. 33-
                     81070))*/

        4.4          Indenture dated January 1, 1995 between the Company and LaSalle
                     National Bank, as trustee, including the form of note (Exhibit
                     4.2 to the Company's Form 10-K, filed with the Commission on
                     August 29, 1995)*/

        4.5          Indenture dated November 17, 1995 among the Company, First
                     Merchants Auto Receivables Corporation and Harris Trust and
                     Savings Bank, as Trustee, including the form of note (Exhibit 3 to the Company's Form 8-K, filed with the Commission on November
                     21, 1995)*/

        4.6          Pooling and Servicing Agreement dated March 1, 1996 among the
                     Company, as servicer, First Merchants Auto Receivables
                     Corporation II, as depositor, and Harris Trust and Savings Bank, as Trustee and backup servicer (Exhibit 4 to the Company's Form
                     8-K, filed with the Commission on March 27, 1996)*/

      Exhibit                                                                                    Sequentially
       Number                               Description of Exhibit                               Numbered Page
       ------                               ----------------------                               -------------
        4.7          Pooling and Servicing Agreement dated as of June 1, 1996 among the Company, as servicer, First Merchants Auto Receivables
                     Corporation II, as depositor, and Harris Trust and Savings Bank, as Trustee and backup servicer (Exhibit 4 to the Company's Form
                     8-K, filed with the Commission on July 11, 1996)*/

        5.1          Opinion of Sonnenschein Nath & Rosenthal     . . . . . . . . . . .               11

        23.1         Consent of Sonnenschein Nath & Rosenthal (included in
                     Exhibit 5.1)

        23.2         Consent of Deloitte & Touche LLP   . . . . . . . . . . . . . . . .               13

        24.1         Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . .               14

- ---------------------------
*/       Incorporated by reference.